Exhibit 99.1

BJ’s Restaurants Rolls out New Lunch Menu Nationwide

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--BJ's Restaurants, Inc. (NASDAQ:BJRI) today announced the national introduction of a new lunch specials menu with 10 items starting at $5.95. The new menu items are offered Monday through Friday from 11:00 a.m. to 3:00 p.m. and include a wide variety of entrees.

The new menu items include:

  BJ’s Classic Mini One Topping Pizza and Salad
  Fish or Shrimp Tacos
  Fettuccini Alfredo
  Half Sandwich and Soup or Salad
  Lunch Size Specialty Salads
  Unlimited Soup and Salad
  Half of a Giant Stuffed Potato and Soup or Salad
  Chicken Tenders with Fries
  Sliders with Fries
  Crispy Thin-Crust Appetizer Pizzas

“We are offering 10 of our most popular lunch menu items at a great value to our guests,” said Matt Hood, Chief Marketing Officer for BJ’s Restaurants, Inc. The menu introduction comes after months of testing and consumer feedback in selected markets. Hood added, “With all of the external pressures on today’s consumer, we found our guests have really embraced BJ’s commitment to quality and value in the new lunch menu.”

In addition to the new lunch menu, all BJ's restaurants feature an extensive menu that includes BJ's signature deep-dish pizza, award-winning handcrafted beer and famous Pizookie® dessert. BJ's highly detailed, contemporary decor and unique video statement, including several high definition flat panel televisions, creates a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to midnight Sunday through Thursday and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

About BJ’s Restaurants, Inc.

BJ's Restaurants, Inc. currently owns and operates 78 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (41), Texas (13), Arizona (5), Colorado (3), Oregon (2), Nevada (2), Florida (4), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (1). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Forward Looking Statements

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in 2008, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in 2008 and the timing and location of such openings. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 41 of our current 78 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer spending trends in general for casual dining occasions, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs, the effect of any resulting menu price increases on our sales, the availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) the success of our key sales-building and related operational initiatives and (xxii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:
BJ's Restaurants, Inc.
Matt Hood, 714-500-2400